Exhibit 5.1
437 Madison Avenue New York, NY 10022-7039 212-940-3000

August 29, 2014

Spherix Incorporated
6430 Rockledge Drive, Suite 503
Bethesda, Maryland 20817

Ladies and Gentlemen:

This opinion is furnished to you in connection with the Registration Statement on Form S-3 (the “Registration Statement”) being filed by Spherix Incorporated, a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the following securities:

(i)	common stock, $0.0001 par value per share (“Common Stock”);

(ii)	preferred stock, $0.0001 par value per share (“Preferred Stock”);

(iii)
warrants to purchase Common Stock or Preferred Stock (“Warrants”), which may be issued pursuant to a warrant agreement (“Warrant Agreement”) between the Company and a designated warrant agent (“Warrant Agent”); and

(iv)
units (“Units”) comprised of any combination of the foregoing securities, which may be issued pursuant to a unit agreement (“Unit Agreement”) between the Company and a designated unit agent (“Unit Agent”);

all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act at an aggregate initial offering price not to exceed $30,000,000.

We have examined the Registration Statement, including the exhibits thereto and the prospectus included therein (the “Prospectus”), and such other documents, corporate records and instruments, and have examined such laws and regulations as we have deemed necessary for purposes of rendering the opinions set forth herein.

In our examination of such legal documents, we have assumed the genuineness of all signatures, the legal capacity of all signatories who are natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the authenticity of the originals of such latter documents. Insofar as this opinion relates to factual matters, we have assumed with your permission and without independent investigation that the statements of the Company contained in the Registration Statement are true and correct as to all factual matters stated therein.  We have also assumed that at the time of the issuance of any shares of Common Stock or Preferred Stock, including in connection with any exercise or conversion of any Preferred Stock or Warrants or as part of any Units, such issuance will not cause the number of then issued shares of Common Stock or Preferred Stock to exceed the number of then authorized shares of Common Stock or Preferred Stock, respectively, and, in the case of shares of Preferred Stock, the number of shares of Preferred Stock designated as the series of Preferred Stock so issued.

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We have relied as to certain matters on information obtained from public officials, officers of the Company, and other sources believed by us to be reliable and assumed that the Warrant Agreements and Unit Agreements will be duly authorized, executed and delivered by all parties thereto prior to the issuance of Warrants or Units under such agreements, assumptions which we have not independently verified. We are expressing no opinion herein as to the application of or compliance with any federal or state law or regulation to the power, authority or competence of any party to any Warrant Agreement or Unit Agreement other than the Company. We have assumed that such agreements are or will be the valid and binding obligations of each party thereto other than the Company, and enforceable against each such other party in accordance with their respective terms.

We are opining herein solely with respect to the federal laws of the United States, the state laws of the State of New York and the Delaware General Corporation Law. To the extent that the laws of any other jurisdiction govern any of the matters as to which we are opining herein, we have assumed with your permission and without any independent investigation that such laws are identical to the state laws of the State of New York, and we are expressing no opinion herein as to whether such assumptions are reasonable or correct.

Our opinions below are qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, usury, fraudulent conveyance or similar laws affecting the rights of creditors generally, and (ii) by general equitable principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or at equity. Furthermore, we express no opinion as to the availability of any equitable or specific remedy, or as to the successful assertion of any equitable defense, upon any breach of any agreements or obligations referred to therein, or any other matters, inasmuch as the availability of such remedies or defenses may be subject to the discretion of a court. We express no opinion as to the enforceability of any indemnity provision that indemnifies any person against damages arising from its own negligence or misconduct.

Based upon such examination, we are of the opinion that:

1.           With respect to the Common Stock, when: (i) specifically authorized for issuance by the Board of Directors of the Company or an authorized committee thereof (the “Authorizing Body”), (ii) the Registration Statement has become effective under the Securities Act and continues to be effective at the time of the issuance of the Common Stock, (iii) an appropriate prospectus supplement with respect to the Common Stock has been prepared, delivered and filed in compliance with the Securities Act, (iv) the terms of the sale of the Common Stock have been duly established in conformity with the Company’s Certificate of Incorporation and By-laws and assuming such terms and sale do not violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (v) the Common Stock has been issued and sold as contemplated by the Registration Statement, and (vi) the Company has received the consideration provided for by the Authorizing Body and such consideration per share is not less than the par value per share of the Common Stock, the Common Stock will be validly issued, fully paid and non-assessable.

2.           With respect to the Preferred Stock, when: (i) specifically authorized for issuance by the Authorizing Body, (ii) the Registration Statement has become effective under the Securities Act and continues to be effective at the time of the issuance of the Preferred Stock, (iii) an appropriate prospectus supplement with respect to the Preferred Stock has been prepared, delivered and filed in compliance with the Securities Act, (iv) appropriate Certificate or Certificates of Designation relating to a class or series of the Preferred Stock to be sold under the Registration Statement have been duly authorized and adopted and filed with the Secretary of State of the State of Delaware, (v) the terms of issuance and sale of shares of such class or series of Preferred Stock have been duly established in conformity with the Company’s Certificate of Incorporation and By-laws and assuming such terms and sale do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental

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body having jurisdiction over the Company, (vi) shares of such class or series of Preferred Stock have been duly issued and sold as contemplated by the Registration Statement, (vii) any Common Stock issuable upon conversion of the Preferred Stock has been duly authorized and reserved for issuance by all necessary corporate action on the part of the Company, and (viii) the Company has received the consideration provided for by the Authorizing Body and such consideration per share is not less than the par value per share of the Preferred Stock, the Preferred Stock will be validly issued, fully paid and non-assessable.

3.           With respect to the Warrants and the Common Stock or Preferred Stock issuable upon the exercise of the Warrants, when: (i) the Warrant Agreement relating to the Warrants has been duly authorized, executed and delivered by the Company and the Warrant Agent, (ii) such Warrants and the shares of Common Stock or Preferred Stock issuable upon exercise of the Warrants have been specifically authorized for issuance by the Authorizing Body, (iii) the Registration Statement has become effective under the Securities Act and continues to be effective at the time of the issuance of the Warrants and the Common Stock or Preferred Stock issued upon exercise of the Warrants, (iv) an appropriate prospectus supplement with respect to the Warrants has been prepared, delivered and filed in compliance with the Securities Act, (v) the terms of the Warrants and all Common Stock or Preferred Stock issuable upon the exercise of the Warrants and the terms of their issuance and sale have been duly established in conformity with the Warrant Agreement and assuming such terms, the terms of the Warrant Agreement, and such issuance and sale do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (vi) the Warrants have been duly executed by the Company and countersigned by the Warrant Agent in accordance with the Warrant Agreement and issued and sold as contemplated by the Registration Statement, (vii) all Common Stock and Preferred Stock issuable upon the exercise of the Warrants have been duly authorized and reserved for issuance by all necessary corporate action on the part of the Company,(viii) appropriate Certificate or Certificates of Designation relating to a class or series of any Preferred Stock to be issued upon exercise of such Warrants have been duly authorized and adopted and filed with the Secretary of State of the State of Delaware, and (ix) the Warrants have been exercised in accordance with their respective terms and the Company has received the consideration provided for by the Authorizing Body (which consideration is not less per share than the par value per share of the Common Stock or Preferred Stock issuable upon exercise of the Warrants), the Warrants will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms and the shares of Common Stock or Preferred Stock issuable upon exercise of such Warrants will be validly issued, fully paid and non-assessable.

4.           With respect to the Units and shares of Common Stock or Preferred Stock and any Warrants comprising the Units when: (i) the Unit Agreement relating to the Units has been duly authorized, executed and delivered by the Company and the Unit Agent, (ii) the Units and the shares of Common Stock, Preferred Stock or Warrants, including any Common Stock or Preferred Stock issuable upon exercise of such Warrants, have been specifically authorized for issuance by the Authorizing Body, (iii) the Registration Statement has become effective under the Securities Act and continues to be effective at the time of the issuance of the Units, (iv) an appropriate prospectus supplement with respect to the Units has been prepared, delivered and filed in compliance with the Securities Act, (v) the terms of the Units and the shares of Common Stock, Preferred Stock or Warrants, including any Common Stock or Preferred Stock issuable upon exercise of such Warrants, and the terms of their issuance and sale have been duly established in conformity with the Unit Agreement and assuming such terms, the terms of the Unit Agreement, and such issuance and sale do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (vi) the Units have been issued and sold as contemplated by the Registration Statement, (vii) any Common Stock or Preferred Stock issuable upon the exercise of any Warrants included in the Units have been duly authorized and reserved for issuance by all necessary corporate action on the part of the Company, and (viii) appropriate Certificate or Certificates of Designation relating to a class or series of any Preferred Stock included in the Units or to be issued upon exercise of such Warrants included in the Units have been duly authorized and adopted and filed with the Secretary of State of the State of Delaware, any Warrants included as a portion of the Units will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, and the Common Stock or Preferred Stock included as a portion of the Units or issuable upon exercise of any Warrants included in the Units will be validly issued, fully paid and non-assessable.

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It is understood that this opinion is to be used only in connection with the offer and sale of the Common Stock, Preferred Stock, Warrants, and Units while the Registration Statement is in effect and may not be used, quoted or relied upon for any other purpose nor may this opinion be furnished to, quoted to or relied upon by any other person or entity, for any purpose, without our prior written consent.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of this firm’s name therein and in the related Prospectus under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Nixon Peabody LLP